UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 18, 2006

Adolor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30039	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Pennsylvania Drive, Exton, PA	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 595-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2006, at the Annual Meeting of Stockholders of Adolor Corporation (the “Company”), the Stockholders of the Company approved amendments to the Company’s 2003 Stock-Based Incentive Compensation Plan (the “2003 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2003 Plan by 2,500,000 shares from 3,500,000 to 6,000,000 and to increase to 750,000 shares from 500,000 the maximum number of shares of Common Stock subject to awards that may be granted to any participant during any calendar year under the 2003 Plan. A copy of the 2003 Plan was included as an appendix to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2006.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Adolor Corporation 2003 Stock-Based Incentive Compensation Plan (incorporated by reference to Appendix B to Form DEF 14A filed on March 29, 2006.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADOLOR CORPORATION

By	/s/ Martha E. Manning
Name:	Martha E. Manning
Title:	Senior Vice President, General Counsel and Secretary

Dated: May 22, 2006